                                                                     EXHIBIT 4.8











                           LOAN AND SECURITY AGREEMENT

                                  by and among

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                              ANVIL KNITWEAR, INC.
                                   as Borrower


                              ANVIL HOLDINGS, INC.
                                       and
                                COTTONTOPS, INC.
                                  as Guarantors


                              Dated: March 11, 1999


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                                TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS.........................................................................................  1

SECTION 2.  CREDIT FACILITIES................................................................................... 21
         2.1      Revolving Loans............................................................................... 21
         2.2      Letter of Credit Accommodations............................................................... 23
         2.3      Availability Reserves......................................................................... 25

SECTION 3.  INTEREST AND FEES................................................................................... 26
         3.1      Interest...................................................................................... 26
         3.2      Closing Fee................................................................................... 27
         3.3      Servicing Fee................................................................................. 27
         3.4      Unused Line Fee............................................................................... 27
         3.5      Changes in Laws and Increased Costs of Loans.................................................. 28

SECTION 4.  CONDITIONS PRECEDENT................................................................................ 28
         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations..................... 28
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations......................... 30

SECTION 5.  GRANT OF SECURITY INTEREST.......................................................................... 31

SECTION 6.  COLLECTION AND ADMINISTRATION....................................................................... 33
         6.1      Borrower's Loan Account....................................................................... 33
         6.2      Statements.................................................................................... 33
         6.3      Collection of Accounts........................................................................ 33
         6.4      Payments...................................................................................... 34
         6.5      Authorization to Make Loans................................................................... 35
         6.6      Use of Proceeds............................................................................... 35

SECTION 7.  COLLATERAL REPORTING AND COVENANTS.................................................................. 36
         7.1      Collateral Reporting.......................................................................... 36
         7.2      Accounts Covenants............................................................................ 36
         7.3      Inventory Covenants........................................................................... 38
         7.4      Equipment and Real Property Covenants......................................................... 39
         7.5      Bills of Lading and Other Documents of Title.................................................. 39
         7.6      Power of Attorney............................................................................. 40
         7.7      Right to Cure................................................................................. 41
         7.8      Access to Premises............................................................................ 41
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SECTION 8.  REPRESENTATIONS AND WARRANTIES...................................................................... 41
         8.1      Corporate Existence, Power and Authority; Subsidiaries........................................ 41
         8.2      Financial Statements; No Material Adverse Change.............................................. 42
         8.3      Chief Executive Office; Collateral Locations.................................................. 42
         8.4      Priority of Liens; Title to Properties........................................................ 42
         8.5      Tax Returns................................................................................... 43
         8.6      Litigation.................................................................................... 43
         8.7      Compliance with Other Agreements and Applicable Laws.......................................... 43
         8.8      Environmental Compliance...................................................................... 44
         8.9      Employee Benefits............................................................................. 45
         8.10     Bank Accounts................................................................................. 45
         8.11     Accuracy and Completeness of Information...................................................... 45
         8.12     Senior Note Indenture......................................................................... 46
         8.13     Survival of Warranties; Cumulative............................................................ 46

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS.................................................................. 46
         9.1      Maintenance of Existence...................................................................... 46
         9.2      New Collateral Locations...................................................................... 46
         9.3      Compliance with Laws, Regulations, Etc........................................................ 47
         9.4      Payment of Taxes and Claims................................................................... 48
         9.5      Insurance..................................................................................... 48
         9.6      Financial Statements and Other Information.................................................... 50
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc....................................... 51
         9.8      Encumbrances.................................................................................. 54
         9.9      Indebtedness.................................................................................. 56
         9.10     Loans, Investments, Guarantees, Etc........................................................... 60
         9.11     Dividends and Redemptions..................................................................... 61
         9.12     Transactions with Affiliates.................................................................. 61
         9.13     Additional Bank Accounts...................................................................... 62
         9.14     Compliance with ERISA......................................................................... 62
         9.15     Existing Real Property; After Acquired Real Property.......................................... 63
         9.16     Costs and Expenses............................................................................ 64
         9.17     Changes in Business........................................................................... 64
         9.18     Exchange Debentures........................................................................... 65
         9.19     Further Assurances............................................................................ 65

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.................................................................... 65
         10.1     Events of Default............................................................................. 65
         10.2     Remedies...................................................................................... 67

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SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW ...................................... 69
         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver......................... 69
         11.2     Waiver of Notices............................................................................. 70
         11.3     Amendments and Waivers........................................................................ 71
         11.4     Waiver of Counterclaims....................................................................... 71
         11.5     Indemnification............................................................................... 71

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS................................................................... 71
         12.1     Term.......................................................................................... 71
         12.2     Notices....................................................................................... 73
         12.3     Partial Invalidity............................................................................ 73
         12.4     Successors.................................................................................... 74
         12.5     Confidentiality............................................................................... 74
         12.6     Entire Agreement.............................................................................. 75
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                                    INDEX TO
                             EXHIBITS AND SCHEDULES


                  Exhibit A         Information Certificate

                  Schedule 1.38     Existing Lenders

                  Schedule 1.39     Existing Letters of Credit

                  Schedule 1.40     Existing Real Property

                  Schedule 8.1      Subsidiaries

                  Schedule 8.4      Existing Liens

                  Schedule 8.6      Litigation

                  Schedule 8.8      Environmental Compliance

                  Schedule 8.10     Bank Accounts

                  Schedule 9.7      Real Property

                  Schedule 9.9(h)   Existing Indebtedness

                  Schedule 9.9(k)   Parent Subordinated Debt

                  Schedule 9.10     Existing Loans, Advances and Guarantees



                                      (1)

                           LOAN AND SECURITY AGREEMENT



         This Loan and Security Agreement dated March 11, 1999 is entered into by and among Congress Financial Corporation, a Delaware corporation ("Lender"), Anvil Knitwear, Inc., a Delaware corporation ("Borrower"), Anvil Holdings, Inc., a Delaware corporation ("Holdings") and Cottontops, Inc., a Delaware corporation ("Cottontops"; together with Holdings, each individually a "Guarantor" and collectively "Guarantors").


                              W I T N E S S E T H:


         WHEREAS, Borrower and Guarantors have requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP; PROVIDED, THAT, if Borrower notifies Lender that Borrower wishes to amend any covenant contained in Section 9 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement or to reflect the application of Accounting Principles Board Opinions 16 and 17 on the operation of such covenant (or if the Lender notifies Borrower that Lender wishes to amend Section 9 or any related definition for each such purpose), then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, or without the application of Accounting Principles Board Opinions 16 and 17, as applicable, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Lender. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance and, including, without limitation, Credit Card Receivables.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds ten (10%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which ten (10%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith (without duplication) reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) subject to Section 2.4(b) to reflect the Term Loan Reduction Amount, if any, or (e) $140,000, to reflect the fact that the Equipment described at Item No. 128 of the Equipment Appraisal is subject to the lien of Thies Corporation ("Thies"); such reserve shall remain in effect until such time as Borrower provides Lender with (i) evidence that Borrower has paid Thies in full with respect to such Equipment and (ii) UCC-3 Termination Statements for all UCC financing statements previously filed by Thies, as secured party and Borrower, as debtor, or (f) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or is, with notice or passage of time or both, reasonably likely, in good faith determination of Lender, to constitute an Event of Default. To the extent Lender may revise the lending formulas set forth in
Section 2 hereof, or establish new criteria or revise existing criteria for Eligible Accounts, Eligible Equipment, or Eligible Inventory so as to address any event, condition, contingency or risk in a manner satisfactory to Lender in good faith, Lender shall not establish an Availability Reserve for the same purpose.

         1.5 "Bill and Hold Accounts" shall mean all Accounts arising pursuant to purchase orders, confirmations received or invoices issued by Borrower which identify the terms of the arrangements with the account debtor for such Account as being on a bill and hold basis by being marked "hold stock" or for "storage" or "bill and hold" or any words of similar import and which Accounts are specifically identified in any report of Accounts provided by Borrower to Lender in a format and with such detail as Lender may reasonably require.

         1.6   "Blocked Accounts" shall have the meaning set forth in Section
6.3 hereof.

         1.7 "BRS" shall mean Bruckman, Rosser & Sherill & Co., L.P., a Delaware limited partnership and its Affiliates (including for this purpose, all of their respective employees, partners, officers and directors and family members and relatives of such Persons) and any trusts established for the benefit of the foregoing persons, PROVIDED, THAT, such trusts are controlled by BRS or its Affiliates.

         1.8 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.9 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be capitalized as Indebtedness on the balance sheet of such Person.

         1.10 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests.

         1.11 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of three hundred sixty (360) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $100,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower other than Citigroup, Inc.) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $100,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

          1.12 "Casualty Event" shall mean with respect to any Equipment or improvements located on the Real Property of Borrower, any Guarantor or any of their respective Subsidiaries, any physical loss, damage or destruction to, or any condemnation or other taking of such property, for which Borrower, any Guarantor or any of their respective Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other similar compensation from a non-affiliated third party.

         1.13 "Certificate of Designation" shall mean the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13.00% Senior Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions thereof, dated as of March 14, 1997 and executed by Holdings, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.14 "Change of Control" means any of the following events:

               (i) Holdings shall cease to own and control, beneficially and of record, one hundred (100%) percent of the issued and outstanding shares of Capital Stock of Borrower consisting of common stock;

               (ii) Borrower shall cease to own and control, beneficially and of record, one hundred (100%) percent of the issued and outstanding shares of Capital Stock of Cottontops (except in each case, as the result of the merger or consolidation of any such persons to the extent permitted under Section 9.7 hereof);

               (iii) prior to a Qualified Public Offering, (a) the failure of the Investors to beneficially own, directly or indirectly, at least 51%, in the aggregate, of the Voting Stock of Holdings (or in the case of a merger or consolidation between Holdings and Borrower, as permitted herein, then of the survivor of such merger or consolidation) or (b) the failure of the Investors, collectively, to retain and exercise the unconditional right to elect a majority of the Board of Directors of Holdings (or in the case of a merger or consolidation between Holdings and Borrower, as permitted herein, then of the survivor of such merger or consolidation); or

               (iv) after a Qualified Public Offering, (a) the failure of the Investors to beneficially own, directly or indirectly, at least
         33 1/3%, in the aggregate, of the Voting Stock of Holdings (or in the case of a merger or consolidation between Holdings and the Borrower, then of the survivor of such merger or consolidation) or (b) a person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Investors shall beneficially own, directly or indirectly, in the aggregate, a greater percentage of the Voting Stock of Holdings (or in the case of a merger or consolidation between Holdings and the Borrower, then of the survivor of such merger or consolidation) than the percentage of such Voting Stock owned by the Investors;

         1.15 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.16 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.17 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

         1.18 "Cost" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined using the first-in-first-out method in accordance with GAAP.

         1.19 "Cottontops" shall mean Cottontops, Inc., a Delaware corporation, and its successors and assigns.

         1.20 "Credit Card Receivables " shall mean all present and future rights to payment of Borrower arising pursuant to the sale of Inventory to customers who have purchased such goods using a credit card or debit card.

         1.21 "Customs Broker" shall mean MSAS, Inc. or such other persons as may be selected by Borrower after the date hereof and after written notice by Borrower to Lender to perform port of entry services to process Inventory imported by Borrower from outside the United States of America and to supply facilities, labor and materials to Borrower in connection therewith, PROVIDED, THAT, as to each such person as Lender may require (a) Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by such person and (b) such agreement is in full force and effect.

         1.22 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and BONA FIDE sale and shipment of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which

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transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Accounts are not unpaid more than the earlier of: (i) sixty (60) days after the original due date for them or (ii) one hundred fifty
(150) days after the date of the original invoice for them;

               (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (PROVIDED, THAT, at any time promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to lending formula with respect thereto as Lender may determine);

               (f) such Accounts do not consist of progress billings or retainage invoices;

               (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible

Accounts);

               (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or materially reduce the amount payable or delay payment thereunder;

               (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

               (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, or any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

               (m) such Accounts in respect of which any of San Mar Corporation, Alpha Shirt Co., Inc. or Broder Bros. Co., Inc. or any of their respective Affiliates are account debtors but which do not, in respect of each such account debtor, constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts); and such other percentage limitation with respect to any other account debtors of Borrower as Lender may determine from time to time;

               (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of sixty (60) days after the original due date for such Accounts or one hundred fifty (150) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

               (o) such Accounts do not consist of Credit Card Receivables or Bill and Hold Accounts; and

               (p) such Accounts are owed by account debtors deemed creditworthy at all times by

Lender, as determined in good faith by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral. In the event that Lender shall establish new criteria or revise the existing criteria for Eligible Accounts in any respect, Lender shall notify Borrower and upon Borrower's request, Lender shall inform Borrower of the basis for the establishment of such new criteria or such revision of the existing criteria, as the case may be.

         1.23 "Eligible Bill and Hold Accounts" shall mean all Bill and Hold Accounts (i) which meet the criteria for Eligible Accounts set forth in Section
1.21 hereof except for the criteria set forth at Section 1.22(o) hereof and (ii) in respect of which the goods subject thereto have not been stored at the premises of Borrower (whether leased or owned) more than sixty (60) days after the invoice date thereof.

         1.24 "Eligible Equipment" shall mean, manufacturing Equipment owned by Borrower as of the date hereof and, included in the appraisal of Equipment by Daley-Hodkin Corp. dated February, 1999 (the "Equipment Appraisal") and which is addressed to Lender and upon which Lender is expressly permitted to rely, and which is in good order, repair, running and marketable condition, located at such Borrower's premises and acceptable to Lender in all respects. In general, Eligible Equipment shall not include, unless otherwise approved by Lender: (a) Equipment at premises other than those owned or leased and controlled by Borrower, except as to premises that are leased by Borrower, only if Lender shall have received a Collateral Access Agreement from the person in possession of such Equipment and/or the owner or operator of such premises in form and substance satisfactory to Lender; (b) Equipment subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (c) Equipment which is not located in the continental United States of America; (d) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; or (e) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrower's business as presently conducted. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral. In the event that Lender shall establish new criteria or revise the existing criteria for Eligible Accounts in any respect, Lender shall notify Borrower and upon Borrower's request, Lender shall inform Borrower of the basis for the establishment of such new criteria or such revision of the existing criteria, as the case may be.

         1.25 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower and raw materials (including, uncut dyed or greigh cloth) for such finished goods which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's business; (f) Inventory at premises other than those owned and controlled by Borrower, EXCEPT Inventory at premises in the United States of America leased by Borrower if Lender has received a Collateral Access Agreement from the owner, lessor and operator of such premises duly authorized, executed and delivered by such owner, lessor and operator; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods;
(i) unserviceable or obsolete Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned (except to the extent such returned Inventory remains resalable), damaged and/or defective Inventory; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral. In the event that Lender shall establish new criteria or revise the existing criteria for Eligible Accounts in any respect, Lender shall notify Borrower and upon Borrower's request, Lender shall inform Borrower of the basis for the establishment of such new criteria or such revision of the existing criteria, as the case may be.

         1.26 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower, any Guarantor or any of their Subsidiaries and any Governmental Authority, relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

         1.27 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.28 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.29 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.30 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

         1.31 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.32 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.33 "Excess Availability" shall mean the amount, as determined by Lender in good faith, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrower as of such time based on the applicable lending formulas set forth in Section 2.1 hereof as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Revolving Loan Sublimit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term
Loan), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables (which trade payables are more than sixty (60) days past due as of such time), but not yet sent.

         1.34 "Exchange Debentures" shall mean, collectively, the 13.00% Subordinated Exchange Debentures due 2009, issued by Holdings at its option, if ever, in exchange for Senior Preferred Stock as contemplated by, and to the extent permitted by, Section "g" of the Certificate of Designation, in each case as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.35 "Exchange Debenture Indenture" shall mean the Indenture, dated as of March 14, 1997, by and among Holdings and United States Trust Company of New York, as trustee for the

Exchange Debentureholders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

         1.36 "Exchange Debentureholder" shall mean, in the event that the Senior Preferred Stock is exchanges for the Exchange Debentures, any one of the holders from time to time of the Exchange Debentures.

         1.37 "Excluded Taxes" shall mean franchise taxes and taxes based on net income imposed on Lender by the United States or the jurisdiction in which Lender has its principal office and any interest, penalties and other additions with respect thereto.

         1.38 "Existing Lenders" shall mean the existing lenders to Borrower listed on Schedule 1.38 hereto.

         1.39 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of Borrower or for which Borrower is otherwise liable listed on Schedule 1.39 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.40 "Existing Real Property" shall mean all now owned real property of Borrower, including leasehold interests, together with the buildings, structures and other improvements located thereon, and all licenses, easements and appurtenances relating thereto, wherever located, as more particularly described on Schedule 1.40 hereto but not including the Real Property subject to the Mortgages.

         1.41 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.42 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

         1.43 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.44 "Guarantors" shall mean Holdings and Cottontops.

         1.45 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.46 "Holdings" shall mean Anvil Holdings, Inc., a Delaware corporation, and its successors and assigns.

         1.47 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) all obligations, liabilities and indebtedness of such Person (marked to market) in respect of interest rate exchange contracts and foreign currency exchange agreements..

         1.48 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.49 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.50 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one-half (1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any Eurodollar Rate previously quoted to Borrower); PROVIDED, THAT:

               (a) the Interest Rate applicable to Eurodollar Rate Loans and Prime Rate Loans shall be reduced, one time only, by one-quarter of one (1/4%) percent, effective as of the first day of the month after each of the following conditions is satisfied as determined by Lender in good faith: (i) the Pre-Tax Net Income of Borrower for the immediately preceding fiscal year (commencing with the fiscal year ending on January 29, 2000), as set forth in the audited consolidated financial statements of Holdings and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with Section 9.6 hereof, shall equal or exceed $2,000,000 and (ii) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred and be continuing; and

               (b) notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and one-half (2 1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, upon written notice to Borrower, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid in full, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after the occurrence and continuance of an Event of Default).

         1.51 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.52 "Investors" shall mean, collectively, (i) BRS, (ii) Venture Partners, (iii) all of the members of the Management Group and (iv) in the case of any individual included in clauses (i)-(iii) above, any family member or relative of such individual.

         1.53 "Letter of Credit Accommodations" shall mean the letters of credit (whether standby or documentary), merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

         1.54 "Loans" shall mean the Revolving Loans and the Term Loan.

         1.55 "Management Group" shall mean any director, officer or employee of any of Borrower, Holdings or Cottontops and any trusts established for the benefit of the foregoing persons, PROVIDED, that, such trusts are controlled by such director, officer or employee, or his or her heirs, executors or administrators or any spouse, siblings and descendants (whether natural or adopted) thereof, as the case may be.

         1.56 "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition (financial or otherwise), business, performance, operations or properties of Borrower and Guarantors (taken as a whole); (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of Borrower or any Guarantor to repay the Obligations or of Borrower or any Guarantor to perform its Obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

         1.57 "Maximum Credit" shall mean the amount of $60,000,000.

         1.58 "Mortgages" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the

Mortgage and Security dated of even date herewith, by Borrower in favor of Lender with respect to the Real Property and related assets of Borrower located in Dillon, South Carolina and (b) the Deed of Trust and Security Agreement, dated of even date herewith, by Borrower in favor of Lender with respect to the Real Property and related assets of Borrower located in Kings Mountain, North Carolina.

         1.59 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto (to the extent not already deducted for purposes of determining whether such Account is an Eligible Account).

         1.60 "Net Proceeds" shall mean the aggregate cash proceeds received by any of Borrower, Guarantors or any of their Subsidiaries in respect of any asset sale permitted under Section 9.7 hereof, net of the direct costs relating to such asset sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of indebtedness secured by a lien on the asset or assets that are the subject of such asset sale and any other indebtedness required to be repaid in connection with such transaction and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any asset sale, but shall include such proceeds when and as converted by the any Borrower, Guarantor or any Subsidiary of Borrower or Guarantor to cash.

         1.61 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations, the Term Loan and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.62 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrower.

         1.63 "Parent Subordinated Debt" means (a) upon the issuance thereof in accordance with Section 9.18, the Exchange Debentures and (b) other Indebtedness of Holdings (1) incurred in connection with the repurchase by Holdings of its capital stock from any member of the Management Group and (2) which by its terms is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions reasonably acceptable to Lender.

         1.64 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.65 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.66 "Pre-Tax Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or one-time gains and non-cash losses) after deducting all charges which should be deducted before arriving at the net income
(loss) for such period and before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, PROVIDED, THAT, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to Borrower or a wholly-owned Subsidiary of such person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to Borrower or to any other wholly-owned Subsidiary of Borrower is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of government regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gains (but not losses, other than non-cash losses), together with any related Provision of Taxes for such gains (but not losses, other than non-cash losses) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions), or of any Capital Stock of such Person or a Subsidiary of such Person.

         1.67 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.68 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.69 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

         1.70 "Qualified Public Offering" shall mean any BONA FIDE, firm commitment, underwritten offering to the public by Holdings of its Capital Stock pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

         1.71 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

         1.72 "Recapitalization Agreement" shall mean the Recapitalization Agreement, dated as of February 12, 1997, by and among Holdings, Anvil VT, Inc., Vestar Equity Partners, L.P., Venture Partners, certain members of the Management Group party thereto, BRS and the other existing stockholders of Holdings, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

         1.73 "Recapitalization Documents" shall mean the Recapitalization Agreement, the Senior Note Purchase Agreement, the Senior Note Indenture, the Units Purchase Agreement, the Certificate of Designation, the Units Registration Rights Agreement, the Units Stockholders Agreement and, if the Exchange Debentures are issued, the Exchange Debenture Indenture.

         1.74 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.75 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.76 "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of March 14, 1997, by and among Venture Partners, BRS, Donaldson, Lufkin & Jenrette

Securities Corporation and certain members of the Management Group party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

         1.77 "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

         1.78 "Revolving Loan Limit" shall mean $48,275,000.

         1.79 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.80 "Senior Note Indebtedness" shall mean all Indebtedness of Borrower arising under the Senior Note Indenture.

         1.81 "Senior Note Indenture" shall mean the Indenture, dated as of March 14, 1997, among Borrower, Holdings, Cottontops and United States Trust Company of New York, as Trustee in respect of the holders of Borrower's 10 7/8% Series A Senior Notes due 2007 and the 10 7/8% Series B Senior Notes due 2007, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.82 "Senior Note Indenture Maximum Credit" shall mean the maximum dollar amount of Indebtedness which Borrower may incur to Lender under this Agreement and the other Financing Agreements under the terms of the Senior Note Indenture such that the liens and security interests granted by Borrower and Obligors in favor of the Lender on the Collateral are deemed Permitted Liens (as such term is defined in the Senior Note Indenture) under the Senior Note Indenture.

         1.83 "Senior Note Purchase Agreement" shall mean the Purchase Agreement, dated as of March 14, 1997, by and among the Borrower and each of the initial purchasers of the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.84 "Senior Preferred Stock" shall mean, collectively, (a) up to 1,400,000 shares of senior preferred capital stock of Holdings issued in connection with Units Offering and the Recapitalization and (b) up to 500,000 additional shares of senior preferred capital stock of Holdings which are authorized, but not issued, as of March 14, 1997.

         1.85 "Stockholders Agreement" means that certain Stockholders Agreement, dated as of March 14, 1997, by and among Holdings, Venture Partners, BRS and certain members of the Management Group party thereto, as amended, modified, extended or replaced from time to time.

         1.86 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.87 "Term Loan" shall mean the term loan made by Lender to Borrower as provided for in Section 2.4 hereof.

         1.88 "Term Loan Limit" shall mean, on any date of determination by Lender, the sum of (a) fifty (50%) percent of the fair market value of the Real Property subject to the Mortgages, (b) eighty (80%) percent of the orderly liquidation value of Eligible Equipment (excluding Eligible Equipment designated as "surplus equipment" in the Equipment Appraisal) and (c) forty-three and two tenths (43.2%) percent of the auction value of Eligible Equipment designated as "surplus equipment" in the Equipment Appraisal; in each case, as set forth in the most recent appraisals acceptable to Lender.

         1.89 "Units Offering" shall mean the issuance and sale by Holdings on March 14, 1997 of up to 1,400,000 shares of Senior Preferred Stock and up to 390,000 shares of Class B Common Stock pursuant to the Units Purchase Agreement.

         1.90 "Units Purchase Agreement" shall mean the Purchase Agreement, dated as of March 14, 1997, by and among Holdings and the initial purchasers named therein, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.91 "Units Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of March 14, 1997, by and among Holdings, Borrower and Donaldson, Lufkin & Jenrette Securities Corporation, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.92 "Units Stockholders Agreement" shall mean the Registration Rights and Securityholders Agreement, dated as of March 14, 1997, by and among Holdings, Venture Partners, BRS and the initial purchasers party to the Units Purchase Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.93 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value.

         1.94 "Venture Partners" shall mean 399 Venture Partners, Inc., a Delaware corporation, and its Affiliates (including for this purpose, all of their respective employees, partners, officers and directors and family members and relatives of such Persons) and any trusts established for the benefit of the foregoing persons, PROVIDED, THAT, such trusts are controlled by 399 Venture Partners, Inc. or its Affiliates.

         1.95 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person as described in clause (a) of this definition.

         1.96 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.


SECTION 2. CREDIT FACILITIES

         2.1   REVOLVING LOANS.

               (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                     (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts, PLUS

                     (ii) the lesser of: (A) the sum of (1) fifty (50%) percent of the Value of Eligible Inventory consisting of finished goods and (2) sixty (60%) percent of the Value of Eligible Inventory consisting of raw materials for such finished goods or (B) $25,000,000, PLUS

                     (iii) the lesser of (A) forty (40%) percent of the gross amount of Eligible Bill and Hold Accounts and (B) $1,000,000, LESS

                     (iv) any Availability Reserves.

               (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that the general creditworthiness of Borrower's account debtors as a whole has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has negatively changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature, quality or mix of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider, in good faith, events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

               (c) Except in Lender's discretion, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the lesser of (A) the Maximum Credit or (B) the Senior Note Indenture Maximum Credit and (ii) the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Loan Limit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas set forth in Section 2, the sublimits for Letter of Credit Accommodations set forth in Sections 2.2(c) and 2.2(d), the Maximum Credit or the Senior Note Indenture Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender within five (5) Business Days the entire amount of any such excess(es) for which payment is demanded.

               (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B), Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         2.2       LETTER OF CREDIT ACCOMMODATIONS.

                   (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

                   (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, with notice, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                   (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit, the Senior Note Indenture Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory multiplied by the Value of such Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii)(A) above of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established by Lender in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

                   (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $10,000,000 in the aggregate. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

                   (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation other than as a result of the gross negligence or willful misconduct of Lender as determined by a final, non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent of a Letter of Credit Accommodation or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                   (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

                   (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         2.3 AVAILABILITY RESERVES. All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit, the Senior Indenture Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise in good faith Availability Reserves in a manner consistent with the terms set forth in the definition of such term.

         2.4 TERM LOAN. (a) Lender is making a Term Loan to Borrower in the original principal amount of $11,725,000. The Term Loan is (i) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by Borrower to Lender concurrently herewith; (ii) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements and (iii) secured by all of the Collateral.

                   (b) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements, in the event that the outstanding principal amount of the Term Loan at any time exceeds the Term Loan Limit, as determined by Lender from the most recent acceptable appraisals of the Eligible Equipment and the Real Property subject to Mortgages delivered to Lender pursuant to Section 7.4 hereof, at Lender's option, either (i) the entire amount by which the then outstanding principal amount of the Term Loan exceeds the Term Loan Limit (the amount of each such excess being referred to herein as the "Term Loan Reduction Amount"), shall become immediately due and payable, at Lender's demand or (ii) Lender shall establish or increase the Availability Reserves hereunder in an amount equal to the Term Loan Reduction Amount then due or any part thereof.

SECTION 3.    INTEREST AND FEES

         3.1       INTEREST.

                   (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of the occurrence and continuance of any Event of Default or termination or non-renewal hereof shall be payable to Lender on demand.

                   (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDED, THAT, (i) no Event of Default, or acts, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty-five (85%) percent of the principal amount of Revolving Loans then available to Borrower under Section 2 hereof, as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                   (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that
(i) an Event of Default shall exist or have occurred and be continuing, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the then outstanding principal amount of the Term Loan plus the principal amount of Revolving Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender in making the Loans hereunder for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 CLOSING FEE. Borrower shall pay to Lender as a closing fee the amount of $450,000, which shall be fully earned as of the date hereof, and which shall be payable on the date hereof.

         3.3 SERVICING FEE. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $4,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.4 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths of one (3/8%) percent per annum calculated upon the amount by which $34,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5       CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

                   (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss, cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                   (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


SECTION 4.    CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                   (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Existing Lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such Existing Lender or Lenders, in form acceptable for recording in the appropriate government office;

                   (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be in form and substance reasonably satisfactory to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                   (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since February 18, 1999, the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                   (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

                   (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located;

                   (f) Lender shall have received, in form and substance satisfactory to Lender, all necessary agreements with the depository banks and Borrower with respect to the Blocked

Accounts as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

                   (g) the Excess Availability as determined by Lender in good faith, as of the date hereof, shall be not less than $10,000,000 after giving effect to the initial Loans made or to be made hereunder and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

                   (h) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                   (i) Lender shall have received environmental audits of Borrower's Real Property covered by the Mortgages conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming (i) Borrower is in compliance with all material applicable Environmental Laws and (ii) the absence of any material environmental problems;

                   (j) Lender shall have received, in form and substance reasonably satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage reasonably requested by Lender for protection of its interests;

                   (k) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower, Holdings and Cottontops with respect to the Financing Agreements and such other matters as Lender may request; and

                   (l) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                   (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto,


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


except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

                   (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) has a reasonable likelihood of enjoining, prohibiting, restraining or otherwise affecting (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a material adverse effect on the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral; and

                   (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.    GRANT OF SECURITY INTEREST

         To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

         5.1       Accounts;

         5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, bankers' acceptances and guaranties;

         5.3 all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including
(a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         5.4       Inventory;

         5.5       Equipment;

         5.6       Real Property covered by the Mortgages;

         5.7       Records; and

         5.8 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.9       Notwithstanding anything to the contrary provided herein,
(a) in no event shall any Subsidiary that is not incorporated or organized in the United States, any State or territory thereof or the District of Columbia (a "Foreign Subsidiary") of Holdings (and, in effect, Borrower) guarantee or act as a guarantor for any Obligations, and (b) Borrower and Guarantors may pledge their assets with respect to any Obligations, PROVIDED, THAT, they shall not pledge more than 66% of their voting stock in any Foreign Subsidiary unless, and until as a result of a change in law, Borrower and or Guarantors, as the case may be, shall not have any additional tax liability pursuant to Section 956 or any other applicable Section of the Code as a direct result of making such a guarantee or pledging more than 66% of the voting stock in any Foreign Subsidiary, as the case may be.


SECTION 6.    COLLECTION AND ADMINISTRATION

         6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.


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


         6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within forty-five (45) days after the date such statement has been mailed to Borrower by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3       COLLECTION OF ACCOUNTS.

                   (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are reasonably acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

                   (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                   (c) Borrower and all of its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate in writing from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind other than any Excluded Taxes that Borrower is required to withhold under applicable law, PROVIDED, THAT, to the extent Borrower is required by law to deduct such Excluded Taxes Borrower shall pay to Lender such additional amounts as may be necessary in order that the net amount received by Lender after such withholding or deduction shall equal the amount Lender would have received had no deduction or withholding been made. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of

Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested Loan is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan or Letter of Credit Accommodations. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 USE OF PROCEEDS. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.    COLLATERAL REPORTING AND COVENANTS

         7.1       COLLATERAL REPORTING.

                   (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

                        (i) on a weekly basis or more frequently as Lender may request, a schedule of sales made (and indicating which are Bill and Hold Accounts), credits issued and cash received;

                        (ii) on a weekly basis or more frequently as Lender may request perpetual inventory reports, by category and location;

                        (iii) on a monthly basis or more frequently as Lender may request (A) agings of accounts receivable, by account (including Bill and Hold Accounts), (B) a schedule of accounts payable (and at the request of Lender, an aging of accounts payable) and (C) a markdown of Inventory report;


                        (iv) on a monthly basis or more frequently as Lender may request, a report detailing (A) sales of Equipment, if any, and (B) transfers of Equipment out of the continental United States;

                        (v) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                        (vi) such other reports as to the Collateral as Lender shall request from time to time; and

                   (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2       ACCOUNTS COVENANTS.

                   (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor known to Borrower, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge and good faith belief would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with current practices. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                   (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $50,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property,
(iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                   (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with current practices, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                   (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                   (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

                   (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests and in accordance with applicable law. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3       INVENTORY COVENANTS. With respect to the Inventory:
(a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after and during the continuance of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);
(f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except for the rights of return given to customers of Borrower in accordance with current practices as of the date hereof; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.4 EQUIPMENT AND REAL PROPERTY COVENANTS. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request, at Lender's expense, or at Borrower's expense, on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c)

Borrower shall use the Equipment and Real Property with all reasonable care and caution customary for corporations of established reputation engaged in similar businesses of similarly situated and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 BILLS OF LADING AND OTHER DOCUMENTS OF TITLE. Borrower shall cause all bills of lading and other documents of title relating to goods being purchased by Borrower which are outside the United States and in transit to the premises of Borrower or the premises of a Customs Broker to name Borrower as consignee, unless and until Lender may direct otherwise. At such time and from time to time as Lender may direct, Borrower shall cause Lender or such other financial institution or other person as Lender may specify to be named as consignee. Without limiting any other rights of Lender hereunder, Lender shall have the right to endorse and negotiate on behalf of, and as attorney-in-fact for, Borrower any bill of lading or other document of title with respect to such goods naming Borrower as consignee to Lender. There shall be three (3) originals of each of such bill of lading or other document of title, which unless and until Lender shall direct otherwise shall be delivered as follows: (a) one (1) original to such Customs Broker as Borrower may specify (so long as Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker) and (b) at Lender's request, two (2) originals of which shall be delivered to Lender or to such other person as Lender may designate for such purpose. At Lender's request, Borrower shall instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding Inventory, documents, or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's request and if they shall come into Borrower's possession, to deliver them, upon request, to Lender in their original form. Borrower shall cause all bills of lading or other documents of title relating to goods purchased by Borrower which are outside the United States and in transit to the premises of Borrower to be issued in a form so as to constitute negotiable documents as such term is defined in the Uniform Commercial Code.

         7.6 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender, in good faith, deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.7 RIGHT TO CURE. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.8 ACCESS TO PREMISES. From time to time as requested in good faith by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of

Borrower's premises during normal business hours and after notice to Borrower, but in no event, more than once per calendar month so long as no Event of Default has occurred and is continuing or at any time and as frequently as Lender determines is necessary and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request in good faith, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral; PROVIDED, THAT, Borrower shall make such personnel and premises available to Lender in such manner so as to minimize any interference with the operations of Borrower.


SECTION 8.    REPRESENTATIONS AND WARRANTIES

         Borrower and Guarantors hereby jointly and severally represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each of Borrower, Guarantors and their respective Subsidiaries is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions (where such concept is recognized) where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within the corporate powers of Borrower, each Guarantor and their Subsidiaries, have been duly authorized and are not in contravention of applicable law or the terms of Borrower's or any Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower, any Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantors or any of their respective Subsidiaries or their property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower and each Guarantor enforceable in accordance with their respective terms. Borrower and Guarantors do not have any Subsidiaries except as set forth on Schedule 8.1.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower, Guarantors and their Subsidiaries which have been or may hereafter be delivered by

Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower, Guarantors and their respective Subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, Guarantors and their Subsidiaries, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 TAX RETURNS. Borrower, each Guarantor and their Subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower, each Guarantor and their Subsidiaries, as the case may be, has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, each Guarantor and their Subsidiaries, as the case may be, and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. Except as set forth on Schedule 8.6, there is no present investigation by any Governmental Authority pending, or to the best of the knowledge of Borrower or Guarantors or any of their Subsidiaries threatened, against or affecting Borrower or Guarantors or their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best knowledge of Borrower, Guarantors or any of their Subsidiaries threatened, against Borrower, any of Guarantors or any of their Subsidiaries or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against them would result in any material adverse change in the assets, business or prospects of Borrower. Guarantor or any of their Subsidiaries or would impair the ability of Borrower, any Guarantor or any of their Subsidiaries to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party, as the case may be, or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. None of Borrower, Guarantors or any of their Subsidiaries is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each of Borrower, Guarantors and their Subsidiaries is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

         8.8       ENVIRONMENTAL COMPLIANCE.

                   (a) Except as set forth on Schedule 8.8 hereto or as would not have a Material Adverse Effect, none of Borrower, Guarantors or their Subsidiaries have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each of Borrower, Guarantors and their Subsidiaries complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                   (b) Except as set forth on Schedule 8.8 hereto or as would not have a Material Adverse Effect, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best knowledge of Borrower, each Guarantor and their Subsidiaries threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower, Guarantors and their Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower, Guarantors, their Subsidiaries or their respective businesses, operations or assets or any properties at which Borrower, any Guarantor or any of their Subsidiaries has transported, stored or disposed of any Hazardous Materials.

                   (c) Except as set forth on Schedule 8.8 hereto or as would not have a Material Adverse Effect, none of Borrower, Guarantors or any of their Subsidiaries has any liability

(contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                   (d) Except as set forth on Schedule 8.8 hereto or as would not have a Material Adverse Effect, each of Borrower, Guarantors and their Subsidiaries has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower, Holdings and their Subsidiaries under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9       EMPLOYEE BENEFITS.

                   (a) None of Borrower, Guarantors or any of their Subsidiaries has engaged in any transaction in connection with which Borrower, Guarantors or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                   (b) No liability to the Pension Benefit Guaranty Corporation (other than payments of premiums) has been or is expected by Borrower or any Guarantor to be incurred with respect to any employee benefit plan of Borrower, any Guarantor or any of their respective ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043 of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower, any Guarantor or any of their respective ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

                   (c) Full payment has been made of all amounts which Borrower, Guarantors or any of their ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan.

                   (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrower, Guarantors or any of their Subsidiaries that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                   (e) None of Borrower, Guarantors or any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

         8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower and Guarantors maintained at any bank or other financial institution are set forth on Schedule
8.10 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

         8.11 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrower, Guarantors and their Subsidiaries in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect which has not been fully and accurately disclosed to Lender in writing.

         8.12 SENIOR NOTE INDENTURE. Assuming that Borrower has obtained Loans from Lender up to the Maximum Credit on the date hereof: (i) there will be no "Default" or "Event of Default" under the Senior Note Indenture after giving effect to such borrowings, and (ii) the amount of the Maximum Credit when taken together with all other outstanding "Indebtedness" permitted under Section 4.10 of the Senior Note Indenture, would still permit Borrower to incur approximately an additional $9,000,000 of "Indebtedness" under the second paragraph of Section
4.10 at clause (viii) of the Senior Note Indenture. All quoted terms used in this Section shall have the meanings ascribed to such terms in the Senior Note Indenture.

         8.13 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE. Borrower and each Guarantor shall, and shall cause its Subsidiaries to at all times preserve, renew and keep in full, force and effect its corporate existence and material rights and franchises with respect thereto and maintain in full force and effect all material permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower and each Guarantor shall, and shall cause its Subsidiaries to give Lender twenty (20) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower, such Guarantor or such Subsidiary, as the case may be, providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower, Guarantors or such Subsidiary as soon as it is available.

         9.2 NEW COLLATERAL LOCATIONS. Borrower and each Guarantor may open any new location within the continental United States provided Borrower or such Guarantor (a) gives Lender twenty (20) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3   COMPLIANCE WITH LAWS, REGULATIONS, ETC.

               (a) Borrower and each Guarantor shall, and shall cause its Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe in all material respects all requirements of any Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

               (b) Borrower and each Guarantor shall establish and maintain, at its expense, a system to assure and monitor its and its Subsidiaries continued compliance with all Environmental Laws in all of its operations. At the request of Lender, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower and Guarantors shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws which would have a reasonable likelihood of having a Material Adverse Effect and shall regularly report to Lender on such response.

               (c) Borrower and Guarantors shall give both oral and written notice to Lender immediately upon receipt by Borrower or any Guarantor of any notice of, or Borrower or any

Guarantor otherwise obtaining knowledge of any of the following that could reasonably be expected to have a Material Adverse Effect: (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower, Guarantors or any of their Subsidiaries or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower, any Guarantor or any of their Subsidiaries or its business, operations or assets or any properties at which Borrower, Guarantors or any of their Subsidiaries if transported, stored or disposed of any Hazardous Materials.

               (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or any Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrower and Guarantors shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Lender to conduct such examination of the site where Borrower's or any Guarantor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such examination, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's or any Guarantor's, as the case may be, response thereto or the estimated costs thereof, shall change in any material respect.

               (e) Borrower and Guarantors shall, jointly and severally, indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or of any Guarantor and the preparation and implementation of any closure, remedial or other required plans except to the extent that such losses, damages, liabilities and costs are a result of the gross negligence or willful misconduct of Lender as determined by a final, non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 PAYMENT OF TAXES AND CLAIMS. Borrower and each Guarantor shall, and shall cause their Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any material tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower to pay any income, franchise or similar taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5   INSURANCE.

               (a) Borrower and each Guarantor shall, and shall cause their Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower or any Guarantor fails to do so within fifteen (15) days of such request, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower or any Guarantor, as the case may be, in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower, Guarantors or their Subsidiaries.

               (b) At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations on terms and conditions acceptable to Lender, EXCEPT, THAT, notwithstanding anything to the contrary contained herein, upon the occurrence of a Casualty Event, Lender shall release the Net Proceeds received by Lender pursuant to this Section 9.5 as a result thereof to Borrower, any Guarantor or Subsidiary which was the owner of the property subject to such Casualty Event (which release shall not be deemed Loans hereunder) to the extent necessary to repair, refurbish or replace the property which was the subject of such Casualty Event, PROVIDED, THAT, all of the following conditions are satisfied: (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall occur during the course of such repair, refurbishing or replacement, (iii) the amount of the insurance proceeds are sufficient, in Lender's good faith determination, to effect such repair, refurbishing or replacement in a satisfactory manner, (iv) such proceeds shall be used solely to repair, refurbish or replace the property subject to the Casualty Event (free and clear of any liens), (v) the insurance carrier shall have waived any right of subrogation against Borrower, Guarantors and their Subsidiaries under its policy, (vi) the proceeds from insurance or otherwise payable in respect of such Casualty Event shall not exceed $1,000,000, (vii) the repair, refurbishing or replacement of the property subject to the Casualty Event shall be commenced as soon as reasonably practicable and shall be diligently pursued to satisfactory completion, (viii) the proceeds shall be released by Lender to Borrower, such Guarantor or Subsidiary from time to time as needed and/or, at Lender's option, released by Lender directly to the contractor, subcontractor, materialmen, laborers, engineers, architects and other persons rendering services or materials to repair, refurbish or replace the property subject to the Casualty Event, (ix) the property subject to the Casualty Event shall be repaired, refurbished or replaced so as to be of at least equal value and substantially the same character as prior to such Casualty Event and (x) such repair, refurbishing or replacement can, in the good faith estimate of Lender, be completed prior to the end of the then current term of this Agreement. Upon completion of the work and payment in full therefor, or upon the failure to commence, or diligently to continue the work, Lender may, at Lender's option, either apply the amount of any such proceeds then or thereafter in the possession of Lender to the payment of the Obligations or hold such proceeds as cash collateral for the Obligations on terms and conditions acceptable to Lender. Nothing contained herein shall limit the right of Lender to apply any or all of such proceeds to the Obligations at any time an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

         9.6   FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Borrower and each Guarantor shall, and shall cause their Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrower, Guarantors and their Subsidiaries in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender: (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Holdings and its Subsidiaries as of the end of and through such fiscal month (except for the last month of each fiscal year) and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Holdings and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Holdings and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Holdings and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Holdings and its Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrower and Guarantors shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which is reasonably likely to result in any material adverse change in Borrower's or any Guarantor's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

               (c) Borrower and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower or any Guarantor sends to its stockholders generally and copies of all reports and registration statements which Borrower or any Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (d) Borrower shall furnish to Lender, as soon as available and in any event no later than thirty (30) days after the end of each fiscal year, a copy of a detailed annual budget or plan for the next fiscal year, in form and detail reasonably acceptable to Lender, together with a summary of material assumptions made in preparation of the budget or plan.

               (e) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, Guarantors and their Subsidiaries, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower, Guarantors or their Subsidiaries to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower and Guarantors hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Holdings and its Subsidiaries and any reports or management letters prepared by such accountants or auditors on behalf of Borrower, any Guarantor or any of their Subsidiaries and to disclose to Lender such information as they may have regarding the business of Borrower, Guarantors and their Subsidiaries. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower and each Guarantor shall not, and shall not permit their Subsidiaries to, directly or indirectly,

               (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it EXCEPT, THAT,

                  (i) any Subsidiary of Borrower or any Subsidiary of any Guarantor may merge into or with or consolidate into Borrower, PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender: (A) Lender shall have received not less than thirty (30) days prior written notice of the intention of the parties, to so merge and such information with respect thereto as Lender may reasonably request, (B) as of the effective date of the merger and after giving effect thereto, no Event of Default or act, condition or event which with notice of passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (C) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (D) Borrower shall be the surviving entity of such consolidation or merger; (E) Borrower shall, immediately before and immediately after giving effect to such transaction or series of transactions have a net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the net worth it had immediately prior to such transaction or series of transactions, and (F) Borrower shall not become obligated with respect to any Indebtedness, nor any of its property become subject to any lien, pursuant to such merger or consolidation unless Borrower could incur such Indebtedness or create such lien hereunder or under the other Financing Agreements;

                     (ii) any Subsidiary of Cottontops or any Subsidiary of Borrower may merge into or with or consolidate into Cottontops, PROVIDED, THAT, (A) Lender shall have received not less than thirty (30) days prior written notice of the intention of the parties, to so merge and such information with respect thereto as Lender may reasonably request, (B) as of the effective date of the merger and after giving effect thereto, no Event of Default or act, condition or event which with notice of passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (C) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (D) Cottontops shall be the surviving entity of such consolidation or merger; (E) Borrower shall, immediately before and immediately after giving effect to such transaction or series of transactions have a net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the net worth it had immediately prior to such transaction or series of transactions, and (F) Borrower shall not become obligated with respect to any Indebtedness, nor any of its property become subject to any lien, pursuant to such merger or consolidation unless Borrower could incur such Indebtedness or create such lien hereunder or under the other Financing Agreements;

                  (iii) Borrower may merge with Holdings in connection with a Qualified Public Offering PROVIDED, THAT, (A) Lender shall have received not less than thirty (30) days prior written notice of the intention to so merge and such information with respect thereto as Lender may reasonably request, (B) as of the effective date of the merger and after giving effect thereto, no Event of Default or act, condition or event which with notice of passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (C) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (D) Borrower shall be the surviving entity of such merger; (E) Borrower shall, immediately before and immediately after giving effect to such transaction or series of transactions have a net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the net worth it had immediately prior to such transaction or series of transactions, and (F) Borrower shall not become obligated with respect to any Indebtedness, nor any of its property become subject to any Lien, pursuant to such merger unless Borrower could incur such Indebtedness or create such Lien hereunder or under the other Financing Agreements; and

                  (iv) any Subsidiary of Borrower or any Subsidiary of any Guarantor (other than Borrower or Cottontops) may merge into or with or consolidate into any other Subsidiary of Borrower or any Guarantor (other than mergers or consolidations involving Borrower or Cottontops), PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender in good faith: (A) Lender shall have received not less than thirty (30) days prior written notice of the intention of the parties, to so merge and such information with respect thereto as Lender may reasonably request, (B) as of the effective date of the merger and after giving effect thereto, no Event of Default or act, condition or event which with notice of passage of time or both is reasonably likely in the good faith judgment of Lender to constitute an Event of Default, shall exist or have occurred and be continuing, and (C) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State;

               (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets (including, without limitation, any Real Property) to any other Person, except for:

                  (i) sales of Inventory in the ordinary course of business,

                  (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business so long as (A) any proceeds are paid to Lender, and (B) no Event of Default or act or condition which with notice, lapse of time or both is reasonably likely in the good faith judgment of Lender to constitute an Event of Default shall exist or have occurred and be continuing and (C) such sales, transfers or other dispositions do not involve Equipment having an aggregate fair market value in excess of $100,000 for all such Equipment disposed of in any fiscal year of Borrower, EXCEPT, THAT, Borrower shall have the ability, upon two (2) days prior written notice to Lender, to sell, transfer or otherwise dispose of the Equipment referred to in the Equipment Appraisal as "surplus machinery and equipment" with an auction value of $375,000, PROVIDED, THAT, immediately prior to such sale, transfer or other disposition and after giving effect thereto, no Event of Default or act or condition which with notice, lapse of time or both is reasonably likely in the good faith judgment of Lender to constitute an Event of Default shall exist or have occurred and be continuing;

                  (iii) investments referred to in Section 9.10(b) and (c) hereof;

                  (iv) sales of the Real Property (other than Real Property covered by the Mortgages) and related assets described on Schedule 9.7 hereto, PROVIDED, THAT, as to each and all of such sales (1) Lender shall have received not less than five (5) days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale, the Real Property and related assets to be sold, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may request, (2) such sale shall be on commercially reasonable terms in a BONA FIDE arm's-length transaction with a non-affiliated person, (3) all of the Net Proceeds of any such sale shall be paid either (A) directly to Lender or (B) to Borrower, PROVIDED, THAT, the entire amount of the Net Proceeds are used to repay the outstanding amount of Revolving Loans which amounts may be reborrowed,
(4) Borrower shall not incur any liabilities in connection with such sales except as permitted herein, (5) as of the date of such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

               (c) wind up, liquidate or dissolve EXCEPT, THAT, Anvil (Czech), Inc. may be dissolved at any time; or

               (d) form or acquire any Subsidiaries other than those listed on
Schedule 8.1 hereof without the prior written consent of Lender; or

               (e) agree to do any of the foregoing.

         9.8 ENCUMBRANCES. Borrower and each Guarantor shall not, and shall not permit their Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral,
EXCEPT:

               (a) liens and security interests of Lender;

               (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

               (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's, such Guarantor's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

               (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower, such Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

               (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

               (f) the security interests and liens set forth on Schedule 8.4 hereto;

               (g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrowers and Guarantors as of the date hereof;

               (h) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrowers and Guarantors as of the date hereof; PROVIDED, THAT, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender;

               (i) liens arising from leases permitted hereunder and the precautionary Uniform Commercial Code financing statement filings in respect thereof; and

               (j) liens on assets of Borrower, Guarantors or their Subsidiaries (other than Collateral) not otherwise permitted above, that secure obligations otherwise permitted hereunder not in excess of $100,000 in the aggregate.

         9.9 INDEBTEDNESS. Borrower and Guarantors shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, EXCEPT:

               (a) the Obligations;

               (b) purchase money Indebtedness (including Capital Leases) to the extent not incurred or secured by liens (including Capital Leases) in violation of any other provision of this Agreement;

               (c) Indebtedness of Borrower or any Subsidiary permitted under
Section 9.10 hereof;

               (d) Indebtedness arising under the Senior Note Indenture, PROVIDED, THAT:

                  (i) the principal amount of such Indebtedness shall not exceed $130,000,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Senior Note

Indenture as in effect on the date hereof,

                     (ii) Borrower shall not, directly or indirectly make any payments in respect of such indebtedness, EXCEPT, THAT, Borrower may make regularly scheduled payments of interest in respect of the Senior Note Indebtedness as provided for in the Senior Note Indenture, PROVIDED, THAT, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

                     (iii) such Indebtedness is and shall be unsecured,

                     (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, EXCEPT, THAT, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) make any principal payments in respect of, redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments of interest permitted herein), or set aside or otherwise deposit or invest any sums for such purpose (any such payment of principal, purchase, redemption, defeasance or other acquisition of Senior Indebtedness is referred to herein as a "Senior Note Payment") unless each of the following conditions is satisfied: (1) Lender shall have received thirty
(30) days prior written notice of the intention of Borrower to make such Senior Note Payment, (2) as of the date of any such Senior Note Payment and after giving effect thereto, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $10,000,000 and as of the date of any such payment and after giving effect thereto, the Excess Availability shall be not less than $10,000,000, and (3) as of the date of any such Senior Note Payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, and

                     (v) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

               (e) Indebtedness of Borrower existing as of the date hereof consisting of contingent reimbursement obligations to the Existing Lenders in the event of a draw on any of the Existing Letters of Credit;

               (f) unsecured Indebtedness of Borrower to any of its Subsidiaries after the date hereof pursuant to loans by such Subsidiaries to Borrower, PROVIDED, THAT, (i) such Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (ii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior indefeasible payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiaries and Borrower, (iii) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness so long as any of the Obligations are outstanding and unpaid, (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Borrower shall furnish to Lender all notices and demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

               (g) Indebtedness of Borrower under (i) interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates and (ii) foreign currency exchange agreements; PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $100,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

               (h) the Indebtedness set forth on Schedule 9.9(h) hereto; PROVIDED, THAT, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

               (i) unsecured Indebtedness of Borrower, Guarantor or any of their respective Subsidiaries arising after the date hereof owing to any Person (other than any other Borrower, Guarantor, or any other Affiliate of any of them); PROVIDED, THAT, as to any such Indebtedness, each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, the person to whom such Indebtedness will be owed, the interest rate and fees, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may request, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereof, (iii) such Indebtedness shall be incurred by Borrower, any Guarantor or any Subsidiary at commercially reasonable rates and terms in a BONA FIDE arm's length transaction,
(iv) as of the date of incurring such Indebtedness, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (v) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $1,000,000, (vi) such Indebtedness shall not at any time include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower or Guarantors to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or adversely affect the arrangements of Borrower and Guarantors with Lender, (vii) Borrower or such Guarantor may only make regularly scheduled payments of principal and interest in respect of such Indebtedness, (viii) Borrower or such Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness received by Borrower or any Guarantor or on its behalf promptly after the receipt thereof, or sent by Borrower and any Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

               (j) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, replace, substitute or refund Indebtedness referred to in Sections 9.9(f) and 9.9(h) hereof (the "Refinancing Indebtedness"); PROVIDED, THAT, (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced, substituted or refunded (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), (ii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, substituted or refunded, (iii) the Refinancing Indebtedness shall rank in the right of payment no more senior than, and be at least as subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced, substituted or refunded, (iv) the Refinancing Indebtedness shall be secured by the same assets that secure the Indebtedness so extended, refinanced, replaced, substituted or replaced, PROVIDED, THAT, such security interest with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated (on terms and conditions acceptable to Lender) as the security interest with respect to the Indebtedness so extended, refinanced, replaced, substituted or refunded, (v) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, and (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing; and

               (k) Parent Subordinated Debt as set forth on Schedule 9.9(k) hereto; PROVIDED, THAT, (i) such Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (ii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement or other instrument providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior indefeasible payment and satisfaction in full of all of the Obligations, duly executed and delivered by the holder of such Indebtedness, (iii) Holdings shall not, directly or indirectly make, or be required to make, any payments in cash in respect of such Indebtedness so long as any of the Obligations are outstanding and unpaid, (iv) Holdings shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as permitted herein, (v) Holdings shall furnish to Lender all notices and demands in connection with such Indebtedness either received by Holdings or on its behalf promptly after receipt thereof, or sent by Holdings or on its behalf concurrently with the sending thereof, as the case may be, and (vi) Borrower or any other Subsidiary of Holdings does not or shall not have any liability, contingent or otherwise, in respect of such Parent Subordinated Debt.

         9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower and Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing,
EXCEPT:

               (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (b) investments in cash or Cash Equivalents, PROVIDED, THAT, no Loans are outstanding and as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

               (c) guarantees by Holdings and Subsidiaries of Borrower of the Obligations in favor of Lender;

               (d) the existing equity investment of Borrower as of the date hereof in its Subsidiaries as of the date hereof, PROVIDED, THAT, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

               (e) loans by any Subsidiary of Borrower to Borrower to the extent the Indebtedness arising from such loans is permitted under Section 9.9 above;

               (f) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request; and

               (g) the loans, advances and guarantees set forth on Schedule 9.10 hereto; PROVIDED, THAT, as to such loans, advances and guarantees, (i) Borrower and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, if such amendment, modification, alteration, or change would cause the terms of such loans, advances, or guarantees or of any agreement, document or instrument related thereto to be more favorable to the counterparty of such loans, advances and guarantees, or
(B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower and Guarantors shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other Indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

         9.11 DIVIDENDS AND REDEMPTIONS. Borrower, and Guarantors, shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower, Guarantor or any of their Subsidiaries now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing EXCEPT, THAT, (a) Subsidiaries of Borrower may make payments of cash dividends or distributions from legally available funds therefor to Borrower and (b) Borrower may pay cash dividends or distributions from legally available funds therefor to Holdings to the extent permitted to make the



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

payments described in Section 9.12(b) hereof, PROVIDED, THAT, on the date of the payments of any such cash dividends or distributions and after giving effect thereto, no Event of Default, or act, condition or event which with notice, lapse of time or both is reasonably likely, in the good faith determination of Lender, to constitute an Event of Default, shall exist or have occurred.

         9.12 TRANSACTIONS WITH AFFILIATES. Borrower and each Guarantor shall not and shall not permit its Subsidiaries to, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, Guarantors or their Subsidiaries, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's and Guarantors' business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower EXCEPT, THAT, Borrower may pay cash dividends or make payments or other distributions:

               (i) to Holdings pursuant to an intercompany tax sharing arrangement among Borrower, Guarantors and their Subsidiaries (as in effect on the date hereof), PROVIDED, THAT, (A) Borrower, Guarantors and Subsidiaries are included in the consolidated federal tax return filed by Holdings as to which Borrower, Guarantor or such Subsidiary is making such payments, (B) the payments in any year shall not exceed the federal income tax liability that Borrower, such Guarantor or Subsidiary would have been liable for if such Person were not part of such consolidated federal income tax return filed by Holdings, (C) such payments shall be made by Borrower or any Subsidiary of Borrower no earlier than ten (10) days prior to the date on which Holdings is required to make its payments and (D) in the event Borrower or any Subsidiary of Borrower also joins with Holdings in filing any combined or consolidated state or local income tax returns, then payments to Holdings shall be allowed in a manner as similar as possible to that provided herein with respect to federal income taxes,

               (ii) to enable Holdings to pay ordinary and necessary expenses associated with the activities of Holdings permitted in accordance with Section
9.17 hereof, including, without limitation, reasonable accounting and professional expenses to third parties and director's fees and reasonable expenses which director's fees (A) in the case of directors which are Investors or officers, directors or employees of an Investor, director's fees shall not exceed $50,000 in the aggregate in any single calendar year; and (B) in the case of directors which are not Investors or officers, directors or employees of an Investor, directors' fees shall not be in excess of amounts which would be reasonable and customary for outside directors of similarly situated companies,

                (iii) to Holdings to redeem or otherwise purchase Capital Stock of Holdings held by members of the Management Group pursuant to the Stockholders Agreement, the Registration Rights Agreement, the Units Registration Rights Agreement or the Units Stockholders Agreement, in an amount not to exceed $500,000 in the aggregate, during any fiscal year of



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

Borrower but not to exceed $1,000,000 during the term of this Loan Agreement, and

               (iv) pay to BRS and Venture Partners a management fee in an amount not to exceed $500,000 in the aggregate during any fiscal year;

the payments referred to in clauses (b)(i) through (iv) of this Section 9.12, may be made, PROVIDED, THAT, on the date of any such payment, distribution, or dividend, as the case may be, and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both is reasonably likely, in the good faith determination of Lender, to constitute an Event of Default, shall exist or have occurred.

         9.13 ADDITIONAL BANK ACCOUNTS. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish in good faith and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14  COMPLIANCE WITH ERISA.

               (a) Borrower and each Guarantor shall not and shall not permit their Subsidiaries to, with respect to any "employee benefit plans" maintained by Borrower, any Guarantor or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under
Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

                (b) As used in this Section 9.14, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

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

         9.15  EXISTING REAL PROPERTY; AFTER ACQUIRED REAL PROPERTY.

               (a) In the event that Lender determines that (i) Excess Availability of the Borrower shall have been less than $5,000,000 for each day during any five (5) consecutive day period or (ii) an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists, without limiting any other rights of Lender, or duties or obligations of Borrower, upon Lender's request, Borrower shall promptly, execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgages in respect of any or all of the Existing Real Property (as Lender shall determine in its sole discretion, exercised in good faith), and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Existing Real Property or other property is located granting to Lender a first and only lien and mortgage on and security interest in such Existing Real Property, fixtures or other property (except as Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Lender) and such other agreements, surveys, title insurance policies, documents and instruments as Lender may require in connection therewith.

               (b) If Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $1,000,000 (or if an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists and is continuing, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of Borrower, upon Lender's request, Borrower shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgage and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

         9.16 COSTS AND EXPENSES. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform



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

Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.17  CHANGES IN BUSINESS.

               (a) Borrower and its Subsidiaries shall not engage in any business other than the businesses of Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which Borrower and its Subsidiaries are engaged on the date hereof.

               (b) Holdings shall not engage in any business other than its ownership of the Capital Stock of Borrower and any Subsidiaries established or acquired by it after the date hereof to the extent permitted hereunder, PROVIDED, THAT, any Subsidiaries of Holdings shall be engaged solely in the businesses of Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which Borrower and its Subsidiaries are engaged on the date hereof. Holdings shall have no significant assets other than its ownership interests as described in the immediately preceding sentence and shall act as a holding company which shall not directly engage in any business.

         9.18 EXCHANGE DEBENTURES. So long as no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or


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

have occurred and be continuing, Borrower or Guarantors may permit the Senior Preferred Stock to be exchanged for Exchange Debentures.

         9.19 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower and Guarantors shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, if Lender has not received such certificate within three (3) Business Days of such request, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) Borrower or any Guarantor fails to pay when due any of the Obligations or (ii) Borrower or any Guarantor fails to perform any of the covenants contained in Section 9.2, 9.3, 9.4, 9.13, 9.14, and 9.16 hereof, and such failure shall continue for ten (10) days, PROVIDED, THAT, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant or agreement which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within the immediately preceding six (6) months or (B) an intentional breach by Borrower or any Guarantor of any such covenant or agreement or (iii) Borrower or any Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements to which it is a party other than those described in Sections 10.1(a)(i) or 10.1(a)(ii);

               (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

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

               (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

               (d) (i) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in excess of $500,000 in the aggregate, in each case, to the extent not paid or covered by insurance provided by a carrier who has not denied coverage, and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or (ii) any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets has a Material Adverse Effect;

               (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

               (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property;

               (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than



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

Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

               (j)   any Change of Control;

               (k) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

               (l) there shall be an act, condition or event which has a Material Adverse Effect;

               (m) there shall be an Event of Default under any of the other Financing Agreements; or

               (n) there shall occur and be continuing any Event of Default under and as defined in any Recapitalization Document.

         10.2  REMEDIES.

               (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at



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

Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

               (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all reasonable costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

               (d) Without limiting the foregoing, upon the occurrence and continuance of an Event of Default or an event which with notice or passage of time or both is reasonably likely in the good faith judgment of Lender to constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Revolving Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

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


SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
               AND CONSENTS; GOVERNING LAW

         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

               (b) Borrower, Guarantors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower, Guarantors or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower, Guarantors or their property).

               (c) Borrower and each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower or Guarantors, as the case may be, in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower or Guarantors, as the case may be, shall appear in answer to such process, failing which Borrower or any Guarantor, as the case may be, shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

               (d) BORROWER, EACH GUARANTOR AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW



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

EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, EACH GUARANTOR AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, GUARANTORS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to Borrower or any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or any Guarantor, as the case may be, in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 WAIVER OF COUNTERCLAIMS. Borrower and each Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

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

         11.5 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, any and all losses, claims, damages, liabilities, costs or expenses caused by negligence (but not the gross negligence or willful misconduct) of Lender and Lender's directors, agents, employees and counsel and further including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

         12.1 TERM.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

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

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

               (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                                   AMOUNT                                        PERIOD
--------------------------- ------------------------------------- --------------------------------------------------
               (i)          one (1%) percent of the Maximum       From the date hereof to and including March 11,
                            Credit                                2000
--------------------------- ------------------------------------- --------------------------------------------------
               (ii)         One (1%) percent of the Maximum       From March 12, 2000 to and including March 11,
                            Credit                                2001
--------------------------- ------------------------------------- --------------------------------------------------
               (iii)        One-half of one (1/2%) percent of     From March 12, 2001 to and including September
                            the Maximum Credit                    10, 2001
--------------------------- ------------------------------------- --------------------------------------------------
--------------------------- ------------------------------------- --------------------------------------------------

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

               (d) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement at the request of Borrower prior to the end of the term of this Agreement and the full and final repayment of all Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above, Borrower shall (i) not be required to pay to Lender an early termination fee if such payments are made to Lender with the initial proceeds of a financing transaction provided or underwritten by First Union National Bank and/or one of its Affiliates to Borrower, including, without limitation, a replacement credit



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

facility, a high-yield debt offering, an equity offering through Wheat First Securities, a merger or acquisition transaction through Bowles Hollowell Conner, or any combination thereof and (ii) only be required to pay fifty (50%) percent of the early termination fee that would otherwise be payable in accordance with
Section 12.1(c) above if each of the following conditions is satisfied: (A) no Event of Default (or act, condition or event which with notice, lapse of time or both is reasonably likely, in the good faith determination of Lender, to constitute an Event of Default) shall exist or have occurred and be continuing,
(B) Lender shall have received not less than sixty (60) days prior written notice of the intention of Borrower to terminate this Agreement and the other Financing Agreements, and (C) the full repayment of the Obligations and receipt of cash collateral all as provided in Section 12.1(a) above is received upon the consummation of the sale by Borrower of all of its assets or the sale by the owners of Borrower of all of the Capital Stock of Borrower, in any case, in a BONA FIDE arm's length transaction and on commercially reasonable prices and terms with a person other than an Affiliate.

         12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower and Guarantors at its chief executive office set forth below, or to such other address as such party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower, Guarantors and their respective successors and assigns, except that neither Borrower nor any Guarantor may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation; PROVIDED, THAT, notwithstanding anything to the contrary herein, Borrower and Guarantors shall not, at any time, be obligated to pay under

Sections 3.5 and 9.4 (regarding indemnity claims by Lender) to any lender that obtains a participation from Lender (directly or through an intermediate lender) any sum in excess of the sum which Borrower or Guarantors would have been obligated to pay to Lender had such participation not been effected.

         12.5  CONFIDENTIALITY.

               (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement at the time such information is furnished by Borrower to Lender, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this
Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

               (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower, (iii) require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         12.6 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.





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




                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Lender, Borrower and each Guarantor have caused these presents to be duly executed as of the day and year first above written.



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









----------------------------------------   -----------------------------------
----------------------------------------   -----------------------------------
LENDER                                     BORROWER

CONGRESS FINANCIAL CORPORATION             ANVIL KNITWEAR, INC.

By:                                        By:
   -------------------------------------      --------------------------------
Title:                                     Title:
      ----------------------------------         -----------------------------
ADDRESS:                                   CHIEF EXECUTIVE OFFICE:

1133 Avenue of the Americas                228 East 45th Street
New York, New York 10036                   New York, New York 10017



                                           GUARANTORS

                                           ANVIL HOLDINGS, INC.

                                           By:
                                              --------------------------------
                                           Title:
                                                 -----------------------------
                                           CHIEF EXECUTIVE OFFICE:

                                           228 East 45th Street
                                           New York, New York 10017

                                           COTTONTOPS, INC.

                                           By:
                                              --------------------------------
                                           Title:
                                                 -----------------------------

                                           CHIEF EXECUTIVE OFFICE:

                                           309 Anderson Avenue
                                           Farmville, North Carolina 27828

----------------------------------------   -----------------------------------
----------------------------------------   -----------------------------------



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